EXHIBIT l(3)

                             SUBSCRIPTION AGREEMENT

         HT Insight Funds, Inc. (the "Corporation"), a Maryland corporation, Harris Insight Funds Trust (the "Trust"), a Massachusetts business trust (the Corporation and the Trust are each referred to herein as a "Company"), and FDI Distribution Services, Inc. ("FDI"), a Delaware corporation, hereby agree with each other as follows:

         1. Each Company hereby offers FDI and FDI hereby purchases one (1) share of the Advisor class of shares at a price of $10.00 per share (par value $.001 per share) (collectively known as "shares") of their respective series (each a "Fund") as follows:

         With respect to the Corporation:

         1)       Harris Insight Equity Fund
         2)       Harris Insight Short/Intermediate Bond Fund

         With respect to the Trust:

         1)       Harris Insight Emerging Markets Fund
         2)       Harris Insight International Fund
         3)       Harris Insight Small-Cap Opportunity Fund
         4)       Harris Insight Small-Cap Value Fund
         5)       Harris Insight Growth Fund
         6)       Harris Insight Equity Income Fund
         7)       Harris Insight Balanced Fund
         8)       Harris Insight Convertible Securities Fund
         9)       Harris Insight Tax-Exempt Bond Fund
         10)      Harris Insight Bond Fund
         11)      Harris Insight Intermediate Tax-Exempt Bond Fund
         12)      Harris Insight Intermediate Government Bond Fund

         2. FDI represents and warrants to each Company that the shares are being acquired for investment purposes and not with a view to the distribution thereof.

         3. FDI is authorized and otherwise duly qualified to purchase and hold shares and to enter into this Subscription Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 14th day of January, 1999.

                                            HT Insight Funds, Inc.
                                            d/b/a Harris Insight Funds

ATTEST:

/s/ Karen Jacoppo-Wood                      By: /s/ George A. Rio
----------------------                         ---------------------------------
                                            George A. Rio, President



                                            Harris Insight Funds Trust

ATTEST:

/s/ Karen Jacoppo-Wood                      By: /s/ George A. Rio
----------------------                         ---------------------------------
                                            George A. Rio, President



                                            FDI Distribution Services, Inc.

ATTEST:

/s/ Karen Jacoppo-Wood                      By: /s/ Joseph F. Tower, III
----------------------                         ---------------------------------
                                            Joseph F. Tower, III
                                            Senior Vice President and
                                            Chief Financial Officer